EXHIBIT 10.9

Execution Copy

Second confirmation and amendment agreement dated April 20, 2012 relating to the

Swiss Security Agreement dated April 28, 2010

As confirmed and amended by the confirmation and amendment

agreement dated October 7, 2011

between

GrafTech Switzerland S.A. (formerly UCAR SA)

as Assignor

and

JPMorgan Chase Bank, N.A.

as Assignee

SECOND CONFIRMATION AND AMENDMENT
TO THE SWISS SECURITY AGREEMENT	EXECUTION COPY

Table of Contents

1. Interpretation	4

2. Amendment to the 2010 Security Agreement and the 2011 Confirmation to the Security Agreement	4

3. Confirmation relating to the security interest created under the 2010 Security Agreement and continuing security interest	5

4. Continuation of the 2010 Security Agreement, as confirmed and amended by the 2011 Confirmation to the Security Agreement	8

5. Law and Jurisdiction	8
5.1. Governing Law	8
5.2. Jurisdiction	8

6. Schedule 1: Current Bank Accounts

7. Schedule 2: Current Assigned Receivables

SECOND CONFIRMATION AND AMENDMENT
TO THE SWISS SECURITY AGREEMENT

This Second Confirmation and Amendment agreement to the Swiss Security Agreement (this “Agreement”) is made as of April 20, 2012 by and between

GrafTech Switzerland S.A., a company limited by shares organised and incorporated under the laws of Switzerland, having is registered office at 1 Route de Renens, 1030 Bussigny-près-Lausanne, Switzerland;

hereinafter the “Assignor”

and

JPMorgan Chase Bank, N.A., a United States national banking association acting through its office at 383 Madison Avenue, New York 10179, USA;

hereinafter the “Assignee”.

WHEREAS

A.	Under an Amended and Restated Credit Agreement dated as of April 20, 2012 (the “2012 Credit Agreement”), made inter alia, between the Assignor, the Assignee, as Administrative Agent and Collateral Agent, and the Lenders party thereto, the Assignor, among others, has requested the Assignee, in its capacity as Administrative Agent, upon the authorization and instruction of the Lenders as provided in Section 9.19(g) of the existing amended and restated credit agreement, dated as of October 7, 2011 (the “2011 Credit Agreement”), to amend and restate the 2011 Credit Agreement to continue and modify the credit facilities provided for therein such that the Borrowers (as defined therein) (and to the extent provided for therein, the LC Subsidiaries (as defined therein)) may obtain loans and letters of credit on the terms set forth therein. The 2011 Credit Agreement amended and restated an amended and restated credit agreement dated as of April 28, 2010 (the “2010 Credit Agreement”), which amended and restated an initial credit agreement dated as of February 8, 2005 (the “2005 Credit Agreement”).

B.	In connection with the 2005 Credit Agreement, the Assignor granted to the Assignee a security interest pursuant to the terms of a Swiss security agreement dated February 8, 2005 (the “2005 Security Agreement”).

C.	In connection with the 2010 Credit Agreement, the Assignor granted to the Assignee a security interest pursuant to the terms of a Swiss security agreement dated April 28, 2010 (the “2010 Security Agreement”), which amended and confirmed the security interest granted pursuant to the 2005 Security Agreement in light of the 2010 Credit Agreement.

D.

In connection with the 2011 Credit Agreement, the 2010 Security Agreement was confirmed and amended by a confirmation and amendment agreement dated October 7, 2011 (the “2011 Confirmation to the Security Agreement”). The 2011 Confirmation to

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the Security Agreement amended and confirmed the continuity, without novation, of the security interest granted pursuant to the 2010 Security Agreement.

E.	In connection with the 2012 Credit Agreement, the Assignor and the Assignee, among other parties, have entered into on the date hereof a European Guarantee and Luxembourg Security Agreement (the “European Guarantee Agreement”) pursuant to which the Assignor guarantees the Obligation of each other Foreign Subsidiary that is a CFC, with the amounts payable in the aggregate by the Assignor in respect of its guarantee thereunder limited at any time as specified for the Assignor as set forth in Section 3 below.

F.	Pursuant to the 2012 Credit Agreement and the European Guarantee Agreement, the Assignor shall secure not only its Obligations but also the Obligations of each Foreign Subsidiary that is a CFC (as defined in the 2012 Credit Agreement) and guarantee the obligation of each other Foreign Subsidiary that is a CFC (as defined in the 2012 Credit Agreement).

G.	The Assignor and the Assignee (in its capacity as Administrative Agent and Collateral Agent), have agreed to enter into this Agreement to amend the 2010 Security Agreement, as confirmed and amended by the 2011 Confirmation to the Security Agreement, in view of the 2012 Credit Agreement, and to confirm the continuing validity of the security interest created under the 2010 Security Agreement as well as the 2011 Confirmation to the Security Agreement.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

INTERPRETATION

Except as otherwise specified herein, defined terms used in this Agreement shall have the meaning ascribed to them in the 2012 Credit Agreement or the 2010 Security Agreement and the 2011 Confirmation to the Security Agreement, whichever is relevant.

AMENDMENT TO THE 2010 SECURITY AGREEMENT AND THE 2011 CONFIRMATION TO THE SECURITY AGREEMENT

The Parties to this Agreement agree that from the date hereof all references to the “Credit Agreement” in the 2010 Security Agreement and in the 2011 Confirmation to the Security Agreement shall be read as references to the 2012 Credit Agreement. All capitalized terms used in the 2010 Security Agreement and in the 2011 Confirmation to the Security Agreement and not otherwise defined herein shall as from the date hereof have the meaning ascribed to such terms in the 2012 Credit Agreement. The Parties to

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this Agreement acknowledge and agree in particular that from the date hereof Swissco shall secure not only its obligations but also the Obligations of each Foreign Subsidiary that is a CFC and guarantee the Obligations of each other Foreign Subsidiary that is a CFC. The notion of Swissco Obligations, as defined in the 2010 Security Agreement, is therefore extended to the Obligations of each Foreign Subsidiary that is a CFC, construed by reference to Section 1.01 of the 2012 Credit Agreement.

In addition, Schedules 1 and 2 attached hereto, listing the (a) current bank accounts of the Assignor to which the debtors of the Assigned Receivables shall pay, wire transfer or credit any payments due to the Assignor, and (b) current Assigned Receivables as of March 31, 2012 shall be deemed to replace Schedules 1 and 2 attached to the 2011 Confirmation to the Security Agreement as updated from time to time in accordance with Section 2.4.1 of the 2010 Security Agreement. With respect to the updated Schedule 1, the Assignor shall, within ten Business Days from the date hereof, send a Notice of Assignment to the banks (substantially in the form of Schedule 5 to the 2010 Security Agreement) for bank accounts for which such notice was not yet sent.

CONFIRMATION RELATING TO THE SECURITY INTEREST CREATED UNDER THE 2010 SECURITY AGREEMENT AND CONTINUING SECURITY INTEREST

The Assignor is and continues to be bound by its obligations as set out in the 2010 Security Agreement, as confirmed and amended by the 2011 Confirmation to the Security Agreement and by this Agreement.

The security interest created pursuant to the 2010 Security Agreement, as confirmed and amended by the 2011 Confirmation to the Security Agreement, shall remain in full force and effect, and shall secure any and all of the Swissco Obligations (as now defined in the 2012 Credit Agreement, and as modified or increased pursuant to the 2012 Credit Agreement) and shall accrue to the benefit of the Assignee. If and to the extent Swissco secures and/or guarantees the Obligations of Foreign Subsidiaries that are direct or indirect parent companies of Swissco or their direct or indirect subsidiaries (except for Swissco itself and its direct and indirect subsidiaries) (the foregoing referred to from time to time as “Upstream and Cross-Stream Obligations”), and not Obligations that are Swissco’s primary obligations or the primary obligations of Foreign Subsidiaries that are direct or indirect subsidiaries of Swissco, the following limitations shall apply:

(i) Maximum Amount which may be secured or guaranteed by Swissco:

The aggregate:

(A) liability of Swissco; and

(B) use of proceeds from the enforcement of the Collateral of Swissco,

under this Agreement and any and all other Loan Documents shall not exceed the amount of Swissco’s freely disposable equity in accordance with Swiss law, presently being the total shareholder equity less the total of (i) the aggregate share capital and (ii) statutory reserves (including reserves for own shares and revaluations as well as agio) to the extent such reserves cannot be transferred into unrestricted, distributable reserves.

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The amount of freely disposable equity shall be determined on the basis of an audited annual or interim balance sheet of Swissco.

This limitation shall only apply to the extent it is a requirement under applicable law at the time (i) Swissco is required to perform or (ii) Collateral of Swissco is enforced under the Loan Documents. Such limitation shall not free Swissco from its obligations in excess of the freely disposable equity, but merely postpone the performance date thereof until such times when Swissco has again freely disposable equity if and to the extent such freely disposable equity is available. The limitation shall not apply to the extent Swissco guarantees any amounts borrowed under any Loan Document that are lent to Swissco or to wholly owned direct or indirect subsidiaries of Swissco, and shall accordingly not apply to the Collateral of Swissco being enforced as security/guarantee for the Obligations of Swissco or the Obligations of direct or indirect subsidiaries of Swissco.

Swissco shall, and Luxembourg Holdco or any successor shareholder of Swissco which is a party to a Loan Document shall procure that Swissco will, take and cause to be taken all and any action (including, without limitation, (i) the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Loan Document and (ii) the obtaining of any confirmations which may be required as a matter of Swiss mandatory law in force at the time Swissco is required to make a payment or perform other obligations under this Agreement or any other Loan Document) in order to allow a prompt payment of amounts owing by Swissco under the Loan Documents, a prompt use of proceeds from the Collateral of Swissco as well as the performance by Swissco of other obligations under the Loan Documents with a minimum of limitations.

If the enforcement of the Obligations of Swissco under the Loan Documents would be limited due to the effects referred to in this Clause, Swissco shall further, to the extent permitted by applicable law and Swiss accounting standards and upon request by the Assignee, write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale, however, only if such assets are not necessary for Swissco’s business and such sale is permitted under this Agreement or any other Loan Document.

(ii) Swiss Withholding Tax

(A) If so required under applicable law (including double tax treaties) at the time it is required to make a payment under this Agreement or any other Loan Document, Swissco:

1)	shall use its best efforts to ensure that such payments can be made without deduction of Swiss withholding tax (Verrechnungssteuer), or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax;

2)

shall deduct the Swiss withholding tax at such rate (being 35% on the Restatement Effective Date) as is in force from time to time if the notification procedure pursuant to sub-paragraph (1) above does not

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apply; or shall deduct the Swiss withholding tax at the reduced rate resulting after discharge of part of such tax by notification if the notification procedure pursuant to sub-paragraph (1) applies for a part of the Swiss withholding tax only; and shall pay within the time allowed any such taxes deducted to the Swiss Federal Tax Administration; and

3)	shall promptly notify the Assignee that such notification or, as the case may be, deduction has been made, and provide the Assignee with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration.

(B)	If Swissco is required under applicable law (including double tax treaties) to deduct Swiss withholding tax at the time the Assignee is enforcing the Collateral of Swissco, the Assignee shall deduct from the proceeds from such enforcement the Swiss withholding tax at such rate (being 35% on the Restatement Effective Date) as is in force from time to time and shall pay without delay, any such taxes deducted to the Swiss Federal Tax Administration.

(C)	In the case of a deduction of Swiss withholding tax, Swissco shall use its best efforts to ensure that any person that is entitled to a full or partial refund of the Swiss withholding tax deducted from such payment under this Agreement or any other Loan Document or the proceeds of the enforcement of the Collateral of Swissco, will, as soon as possible after such deduction:

1)	request a refund of the Swiss withholding tax under applicable law (including tax treaties), and

2)	pay to the Assignee upon receipt any amount so refunded.

The Assignee shall use its reasonable best efforts to collaborate with Swissco to secure such refund.

(iii) Additional Amount

To the extent Swissco is required to deduct Swiss withholding tax pursuant to Clause (ii) above, and if the maximum amount of freely disposable shareholder equity pursuant to clause (i) above is not fully utilized, additional Collateral of Swissco shall be enforced until the enforcement proceeds equate an amount which (after making any deduction of Swiss withholding tax) would have resulted if no deduction of Swiss withholding tax had been required, provided that such enforcement amount (including the increased amount) shall in any event be limited to the maximum amount of freely disposable shareholder equity pursuant to clause (i) above. In case of an enforcement of additional Collateral of Swissco pursuant to this section (iii), any refund of Swiss withholding tax obtained by Swissco under clause (ii)(C) above shall be for the account of Swissco. If the refund is made to a Lender such Lender shall transfer the refund so received to Swissco.

Neither the 2012 Credit Agreement nor the execution, delivery or effectiveness of this Agreement shall extinguish the obligations for the payment of money outstanding under the 2011 Credit Agreement or discharge or release the security interest created under the 2010 Security Agreement and confirmed and amended by the 2011 Confirmation to the

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Security Agreement; in particular, there will be no novation of the obligations outstanding under the 2011 Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to the extent modified by the 2012 Credit Agreement and this Agreement.

CONTINUATION OF THE 2010 SECURITY AGREEMENT, AS CONFIRMED AND AMENDED BY THE 2011 CONFIRMATION TO THE SECURITY AGREEMENT

The 2010 Security Agreement, as confirmed and amended by the 2011 Confirmation to the Security Agreement, shall remain towards the Parties in full force and effect in its entirety, varied or amended only by the terms of this Agreement.

This Agreement shall form an integral part of the 2010 Security Agreement, as amended by the 2011 Confirmation to the Security Agreement. This Agreement is a Loan Document.

LAW AND JURISDICTION

1.1.	Governing Law

This Agreement shall be governed by, and shall be construed in accordance with, the laws of Switzerland.

1.2.	Jurisdiction

Any legal action or proceeding with respect to this Agreement, the 2010 Security Agreement and the 2011 Confirmation to the Security Agreement shall be submitted exclusively to (i) the jurisdiction of the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof or (ii) the ordinary courts of the canton of Geneva. By execution and delivery of this Agreement, the Assignor hereby accepts for itself and in respect of its property, the exclusive jurisdiction of either of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the 2012 Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GrafTech Switzerland S.A.

By:	/s/ John D. Moran
Name: John D. Moran Title: Attorney-in-Fact Place: Parma, Ohio, United States

JPMORGAN CHASE BANK, N.A.

By:	/s/ Brian Knapp
Name: Brian Knapp Title: Vice President Place: New York, New York